EX-35.3
(logo) FIFTH THIRD BANK



Servicer Compliance Statement

I, Norman Holmes, certify to Wells Fargo (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification that:

1. I have reviewed the servicer's activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer's supervision;

2. Based on my knowledge, based on such review, the servicer has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in at material respect, specifying each such failure known to such officer and the nature and status thereof.



Date: February 21, 2008

Signature: /s/ Norman Holmes
Name: Norman Holmes
Title: Assistant Vice President



See Exhibit "A" Attached


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
EXHIBIT "A"

Investor        INVESTOR NAME
63100           WELLS FARGO (CSMC 2006-8)
63105           LEHMAN (LXS 2006-7)
63113           WELLS FARGO (JPMMT2006-S2)
63115           WELLS FARGO (CSMC 2006-1)
63116           WELLS FARGO (CSMC 2006-2)
63117           WACHOVIA
63118           LEHMAN (LMT 2006-2)
63120           WELLS FARGO for JP MORGAN
63121           WELLS - EMC (PRIME 2006-CL1)
63122           WELLS FARGO (JPMMT2006-A3)
63123           WELLS FARGO (JPMMT2006-A4)
63126           WELLS FARGO (JPALT2006-S3)
63127           CITIGROUP (CMLTI 2006-AR6)
63128           WELLS FARGO (CSMC 2006-7)
63131           CS/FB changed to WELLS FARGO (CSMC 07-7)
63132           CITIGROUP (CMLTI 2006-AR7)
63133           WELLS FARGO (CSAB 2006-3)
63134           WELLS FARGO (MSIX2006-15XS)
63135           WACHOVIA
63138           WELLS FARGO (JPALT 2006-S4)
63139           US BANK (JPALT 2006-A7)
63142           CITIGROUP (CMLTI 2007 AR1)
63143           WELLS FARGO (JPMMT 2006-S4)
63144           WACHOVIA (Hudson City)
63145           WACHOVIA (Hudson City) Securitizied from 63137  Block 2 2-28-07 Block 3 3-29-07 Block 4 7-30-07
63146           WELLS FARGO (CSMC 07-01)
63147           US Bank (JPALT2007-A1)
63148           WACHOVIA (Block 1BUY 01398, 01399 Block 2 Buy 1400, 1401, 1402, 1403, 1404 2-28-07; Block 3 Buy 01409, 01410
                5-16-07)
63149           WELLS FARGO (CSMC 07-02)
63150           Bear Stearns (EMC FN0701)
63151           WELLS FARGO (CS ARMT 07-01)
63153           US Bank (WMLT 2007-A) 3-07
63155           CITIGROUP (CMLTI 2007-AR4) 3-07
63158           WELLS FARGO (JPMMT2007-S1) 3-07
63159           Bear Stearns (BSABS 2007-AC 3)
63160           Credit Suisse (37492)
63162           BEAR STEARNS -EMC (BSABS 2007-AC4) 4-07
63163           GOLDMAN SACHS (FITH MAY152007 30A) 5-07 SECURITIZED 6-07 Wells Fargo GSR 2007-4F
63164           WELLS FARGO (MSM 2007-8XS) 5-07
63165           WELLS FARGO (CS ARMT 07-02) 5-07
63166           WELLS FARGO (JPALT 2007-S1)
63167           Bear Stearns (BSABS 2007-AC 5) 6-07
63168           E*TRADE FINANCIAL (MS.E*TRADE (Settling 7.2.07))
63170           MORGAN STANLEY 06-07
63171           GOLDMAN SACHS (FTTD JUN282007ALT A) 6-07



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63172           Bear Stearns/EMC (FTBK FQ07A1) 06-07
63173           LEHMAN (LXS 2007-10H) 6-07
63174           Morgan Stanley (Tail ARMS-Retained) 07-07
63175           Morgan Stanley (Tail Funding (MS23831-Fixed)) 07-07
63176           WELLS FARGO GSAA 2007-8 2nd block was a deal and securitizied in the same month 07-07
63177           Bear Stearns/EMC (FQ07A1) 07-07
63178           E*TRADE FINANCIAL (MS.E*TRADE (Settling 8.17.07))
63179           WELLS FARGO BSAAT 2007-1 (8-30-07)
63180           WELLS FARGO BANK (MSM 2007-14AR) 10-07
63181           E*Trade Financial (MS.E*TRADE (Settling 7-19-07)
63183           Wells Fargo (CSMC 07-06) 9-07
63184           Wells Fargo (MSM 2007-13) 9-07
63185           Wells Fargo (MSM 2007-15AR) 11-30-07
67100           GOLDMAN SACHS (EASY EQUITY) Securitizied 6-07 GS
67101           GOLDMAN SACHS (EASY EQUITY)




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